Exhibit 10.1

Transfer Agent & Registrar Agreement

AGREEMENT made between ____________________________, a corporation organized and existing under the laws of ______________ (the "Corporation"), and Transfer Online, Inc., a corporation organized under the laws of the state of Oregon, hereafter referred to as Direct Transfer and or the “Agent”.

WHEREAS, the Corporation desires to appoint the Agent and the Agent desires to serve as transfer agent and registrar for the Corporation in connection with its securities.

NOW, THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

In the event of any changes in capital structure, involving an increase or decrease in the number of shares, which is authorized to issue, transfer or registrer, including shares issued as stock dividend or any change in the classes of stock, there shall be filed:

DOCUMENTS

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All amendments to its Articles of Incorporation or By-Laws made after the date of the agency

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Authorizing resolution of the Board of Directors and shareholders (if required) of the Corporation

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An Opinion of Counsel as to the validity of the recapitalization

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If any officer of the Corporation who has signed blank certificates or whose facsimile signature appears on certificates ceases to be an officer prior to the issuance of certificates, the Agent may issue or register certificates if to do so does not conflict with the laws of the state of incorporation of the Corporation

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In case of death, resignation, removal, or addition of Signing Officer a new Authority certificate should be immediately filed with the Agent.

The copy of Articles of Incorporation and all amendments shall be certified by the Secretary of State of the state of incorporation.

The Agent at any time, may apply for instructions from an officer of the Corporation or Opinion from Counsel, and may seek advise from legal counsel for the Corporation or its own legal counsel, at the expense of the Corporation, with respect to any matter relating to the agency, and it shall not be liable and shall be indemnified and held harmless by the Corporation for any action taken or not taken or suffered by it in good faith in accordance with such instructions or the Opinion of either of such counsel. The Agent shall be protected and held harmless by the Corporation in acting upon or recognizing any paper or document believed by it to be genuine and believed by it to bear signatures by the person or persons by whom it purports to be signed if that person is authorized. In the event that an officer no longer has authority to sign on behalf of the Corporation and the Agent has not been notified in writing of such change, the Agent will not be held liable for acting upon their instructions.

The Agent, as transfer agent, may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect the Agent and this Corporation in not requiring complete documentation, in registering transfer without inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

The Agent may retain all records which it deems proper or necessary in connection with its agency during and upon termination of the agency. The Agent will provide copies of any retained records to the Corporation upon written request and payment of any necessary fees.

The Agent shall be entitled to reasonable compensation for all services rendered or expenses incurred by itself or any of its agents in connection with any agency.

Exhibit 10.1

Transfer Agent & Registrar Agreement

The Agent will make original issue of shares of stock upon the written instructions of any officer of the Corporation whose name and specimen signature appears on the Certificate of Officers form. The Agent shall be furnished with a certificate of the Treasurer or other proper officer of the Corporation stating that it has received full consideration for the shares which are to be issued and a copy of the resolutions authorizing the original issuance of the shares of stock and authorizing such action.

The Agent, as transfer agent, will accept subscriptions and issue certificates for shares of stock and will issue and mail warrants for rights to subscribe to stock upon receiving written instructions from the President or Vice-President and Secretary or Assistant Secretary of the Corporation, upon being supplied with such warrant together with a certified copy of the resolutions authorizing the issuance of the warrants and authorizing such action.

The Agent may issue new certificates in place of the certificates if lost, destroyed or stolen upon receiving instructions from the Corporation (if necessary) and indemnity satisfactory to, the Corporation and the Registrar, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Instructions from the Corporation shall be in the form of a certified copy of resolutions of the Board of Directors of the Corporation (unless otherwise directed by such Board of Directors) and shall be in accordance with provisions of law and of the by-laws of the Corporation governing such matter.

The Agent will transfer and register a new certificate upon surrender of old certificates when properly endorsed for transfer or, un-certificated shares issued upon submission of an Internal Transfer Instruction with all necessary endorsers' signature guaranteed in such manner and form as may be required.

The Agent may deliver to the Corporation certificates which have been canceled in transfer, redeemed, converted, or exchanged, after the required holding period, and thereafter be free of all responsibility.

The Agent will furnish a stockholder's list to the Corporation for its annual meeting upon receiving a written request signed by a duly authorized officer of the Corporation. It will also furnish lists at other times as may be requested by the Corporation.

The Agent will issue and mail certificates for shares of stock representing a stock dividend or stock splits upon receiving written instructions from the Corporation together with a certified copy of the Resolutions authorizing the issuance of the stock and authorizing such action by the Agent.

The Agent will act as Dividend/Interest Disbursing Agent upon receipt of a certified copy of the resolution of the Board of Directors appointing the Agent as Dividend/Interest Disbursing Agent.

The Agent will pay dividends upon receipt of instructions from the Corporation and a certified copy of the resolution of the Board of Directors of the Corporation declaring the dividend, certified by the Secretary or Assistant Secretary of the Corporation, and the deposit of the Federal Funds on payable date.

If the Agent's services are terminated, the Agent may deliver un-issued certificates to a printer for blocking out the name as Agent, and arrange for the subsequent delivery to the Corporation, or may shred such certificates upon written instructions from the Corporation, and furnish an Authentication of Shredding.

In case of any demand for the inspection of the stock books or records of the Corporation, the Agent will endeavor to notify, in writing, the Corporation and to secure instructions from it as to permitting or refusing the inspection. The Agent will exhibit the stock books or records to the extent that a court order compels disclosure.

Upon receiving written instructions signed by a duly authorized officer of the Corporation, and being furnished, on the record date, with proxies, the Agent will address and mail said proxies to all shareholders as of a given record-date. The Agent shall also, if requested, examine, tabulate proxies and report the result of tabulation to the Corporation. The Agent will, if requested by the Corporation, attend the shareholder meeting and act as Inspector of Elections.

Anything herein to the contrary notwithstanding, the Agent shall in no event have liability or any damage resulting from any action taken, omitted or suffered by it in connection with any of the foregoing agencies, unless resulting from its gross negligence or willful misconduct.

Exhibit 10.1

Transfer Agent & Registrar Agreement

The Corporation shall furnish the Agent with a sufficient supply of stock certificates and from time to time shall renew such supply upon the request of the Agent.

Exhibit 10.1

Transfer Agent & Registrar Agreement

The Corporation may elect to participate in electronic transaction services through DTC such as FAST and DRS.  These services, if available to the Corporation are subject to set up and transaction fess as defined in the prevailing fee schedule.

Unissued certificates shall be signed by the corporate officers of the Corporation authorized to sign certificates and shall bear the corporate seal or shall bear, to the extent permitted by law, the facsimile signature of each such officer and/or corporate seal.

The Corporation shall not prohibit the transfer or exchange of a certificate or shares of stock, whether due to a provision in the Corporation's Articles of Incorporation, by laws, or to other reasons, unless such restriction or a reference to it is clearly imprinted on the stock certificate, or unless the Agent has received written instructions from the Corporation prior to the transfer of the restricted stock certificate.

The Corporation in regard to the procedure to be followed by the Agent upon presentation, for transfer or exchange, of a certificate for shares of stock which is subject to restrictions, the Corporation indemnifies and holds harmless against any expenses, losses, claims, damages, or liabilities to which may become subject by honoring the instructions of the Corporation.

The Corporation shall notify the Agent of any and all amounts to be withheld from holders subject to withholding under any law or government regulation. The Corporation indemnifies and holds harmless against any expense, losses, claims, damages, or liabilities to which the Agent may become liable by virtue of the Corporation's failure to notify the Agent of any such withholdings.

The Corporation shall compensate the Agent for services rendered as agreed to in the Fee Schedule incorporated herein. Should Corporation fail to remain current in regard to their payment of fees all user access to the website including the Corporation, their shareholders and any other party designated by the Corporation, shall be denied Internet access for as long as any portion of the fees due have not been paid for more than 60 days. If the Corporation's account is not made current 30 days after being informed, the account will be placed in suspended mode. Once in suspended mode, the Agent will not honor any request for service until such time that Issuer is reinstated. The Issuer shall be reinstated upon the payment of all outstanding fees in addition to the payment of a $600 reinstatement fee.

The Agent may resign at any time by giving 30 days written notice to the Corporation at its last known address, thereupon its duties as Transfer Agent & Registrar shall cease. The Corporation may terminate the agreement by providing the Agent 30 days written notice including a resolution of the Board of Directors of the Corporation. Such removal to become effective 30 days after receipt of a certified copy of such resolution and payment of any amount due including termination fees. No termination shall effect the obligation of the Corporation to pay for services rendered prior to the effective date of such termination.

The Agent will surrender to the Corporation all records and documents of the Corporation upon receipt of a corporate resolution terminating the Agent and its agents, and upon payment of all fees owed.

The Agent's services shall be performed principally in the State of Oregon, and this Agreement shall be construed and enforced in accordance with the laws of the State. This Agreement shall be binding upon and inure to the benefit of the parties, their transferees, successors, and assigns. In the event any suit or action is brought to collect any sums due hereunder, or to enforce any of the provisions of this agreement, the prevailing party shall be entitled to collect such reasonable attorney fees and costs as may be awarded by the court upon any trial or appeal there from.

The Agent will and at all times perform its services under this Agreement in compliance with federal, state, and local banking and other laws and regulations relating to service providers to financial institutions and maintaining the privacy and confidentiality of Corporation’s customer and consumer information, including, but not limited to, Regulation S-P of the Securities and Exchange Commission, and with Corporation’s information security policies and guidelines communicated to the Agent from time to time.

Confidential Information and Documents. Except as Corporation may otherwise consent in writing or as required by law, the Agent agrees not to use (other than for Corporation) and not to directly or indirectly publish or otherwise disclose at any time (except as the Agent’s duties to Corporation may require), either during or subsequent to this engagement, any of Corporation’s or its customers’ "Confidential Information" (as defined below), whether or not the same was conceived, originated, discovered or developed, in whole or in part, by The Agent.

Exhibit 10.1

Transfer Agent & Registrar Agreement

Signature Page

In Witness Whereof the parties have entered into this Agreement on

this  ____________________ day of ________________________________, 20   ________________________

By Earth BioFuels, Inc. (the Corporation):

Dennis G. McLaughlin, III – CEO	/s/ Dennis G. McLaughlin, III
Print Name / Title	Signature

By (the Agent):

Print Name /Title	Signature